Exhibit 10.2

genesisenergy
February 21, 2013

Lazarus Energy LLC
801 Travis, Suite 2100
Houston, Texas 77002
Attention: Jonathan Carroll

GEL TEX Marketing, LLC
Milam Services, Inc.
919 Milam, Suite 2100
Houston, Texas 77002
Attention: Steve Nathanson

Re: Letter Agreement Regarding Advances to Fund February 2013 Turnaround

Gentlemen:

Reference is made to that certain (i) Joint Marketing Agreement dated August 12, 2011 (as amended, restated or supplemented from time to time, the "JMA"), by and between Lazarus Energy LLC, a Delaware limited liability company ("Lazarus"), and GEL Tex Marketing, LLC, a Delaware limited liability company ("GEL"), (ii) Construction and Funding Contract dated August 12, 2011 (as amended, restated or supplemented from time to time, the "CFC"), by and between Lazarus and Milam Services, Inc., a Delaware corporation ("MSI"), (iii) Crude Oil Supply and Throughput Services Agreement dated August 12, 2011 by and between GEL and Lazarus, (iv) Letter Agreement dated June 25, 2012 by and between GEL, MSI and Lazarus regarding expense payments and reservations of rights ("Operating Expense Payment Letter Agreements"), (v) Acknowledgement Letter dated June 1, 2012 addressed to Lazarus by GEL (the "Acknowledgement Letter"), (vi) Letter Agreement Regarding Distribution to Recover December 31, 2012 Payment made to Lazarus dated December 20, 2012 ("December 2012 Payments Letter Agreement"), and (vii) Letter Agreement Regarding Distribution to Recover Payment made to Settle Claims dated February 21, 2013 ("Settlement Payment Distribution Letter"). Capitalized terms not otherwise defined herein shall have the meanings set forth in the CFC.

The parties to this Letter Agreement desire to set forth certain acknowledgements and agree to certain modifications to the JMA as more particularly set forth herein.

Section 1. Acknowledgements

The parties agree that after the date of execution of this Letter Agreement, GEL will advance to Lazarus funds necessary to pay for the actual costs associated with the scheduled refinery turnaround and capital expenditures relating to an electronic product meter, lab equipment, and certain piping in an amount equal to the actual costs of the refinery turnaround and capital expenditures, not to exceed $840,000 in the aggregate (the "Estimated Amount"). Lazarus shall provide GEL with copies of invoices and any other supporting information requested by GEL that evidences the actual costs of the Estimated Amount prior to any payment of such Estimated Amount being required from GEL.

Genesis Energy, L.P. ● 919 Milam, Suite 2100 ● Houston, Texas 77002 ●Tel: (713) 860-2500 ● Fax: (713) 860-2640

February 12, 2013

All amounts advanced by GEL or its Affiliates to Lazarus pursuant to this Letter Agreement shall constitute Obligations.

Section 2. Certain Representations

(a) Each party hereby represents to the other that (a) it has full power and authority to execute and deliver this Letter Agreement and to consummate the transactions contemplated hereby, (b) the execution and delivery of this Letter Agreement by such party have been duly and validly authorized by all necessary corporate action on the part of such party and (c) this Letter Agreement has been duly and validly executed and delivered by such party and constitutes a valid and binding obligation of such party, enforceable against such party in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity and the discretion of the court before which any proceedings seeking injunctive relief or specific performance may be brought.

(b) Lazarus hereby represents and warrants to GEL that no Forbearance Termination Event, as defined in the Forbearance Agreement has occurred, and no facts or circumstance exist that would cause a Forbearance Termination Event to occur under the Forbearance Agreement.

As modified by this Letter Agreement, all of the terms of the JMA, CFC, Supply Agreement, Operating Expense Payment Letter Agreements, Acknowledgement Letter, December 2012 Payments Letter Agreement, and Settlement Payment Distribution Letter are hereby ratified and confirmed and shall remain in full force and effect.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Letter Agreement to be executed by their duly authorized representatives effective as of the date first written above.

GEL TEX MARKETING, LLC, A Delaware limited liability company

By:	/s/ STEVE NATHANSON
Name:	Steve Nathanson
Title:	President and COO

MILAM SERVICES, INC., A Delaware corporation

By:	/s/ STEVE NATHANSON
Name:	Steve Nathanson
Title:	President and COO

LAZARUS ENERGY LLC, a Delaware limited liability company

By:	/s/ JONATHAN P. CARROLL
Name:	Jonathan P. Carroll
Title:	President

(Signature page to February 21, 2013 Turnaround Letter Agreement)